KPMG LLP	Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Comtech Telecommunications Corp.:

We consent to the incorporation by reference in this registration statement on Form S-8 of Comtech Telecommunications Corp. of our reports dated September 19, 2006, relating to (i) the consolidated balance sheets of Comtech Telecommunications Corp. and subsidiaries as of July 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended July 31, 2006, and the related financial statement schedule, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of July 31, 2006, and the effectiveness of internal control over financial reporting as of July 31, 2006, which reports appear in the July 31, 2006 Annual Report on Form 10-K of Comtech Telecommunications Corp. Our report on the Company’s consolidated financial statements referred to in (i) above contains an explanatory paragraph related to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective August 1, 2005.

Melville, New York
June 5, 2007

     KPMG LLP, a U.S. limited liability partnership, is the U.S.
     member firm of KPMG International, a Swiss cooperative.